EXHIBIT 32.1/32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL

ACCOUNTING AND FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Huaizhong Health Group, Inc. (the “Company”) for the year ended October 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Yuantong Wang, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

HUAIZHONG HEALTH GROUP, INC.

Date: March 27, 2023	By:	/s/ Yuantong Wang
Yuantong Wang
President, Chief Executive Officer, Chief financial Officer